U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

American Capital, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry Into a Material Definitive Agreement.

Amendment to Unsecured Credit Facility

On September 29, 2008 (the "Second Amendment Effective Date"), American Capital, Ltd. ("American Capital") entered into an amendment (the "Second Amendment") to its Credit Agreement, dated as of May 16, 2007, by and among American Capital, as the borrower, the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders" and, individually, a "Lender") and Wachovia Bank National Association, a national banking association, as administrative agent for the Lenders (the "Agreement") to reduce the minimum tangible net worth covenant to $4.5 billion plus 40% of new issuances of equity and debt converted into equity after the third quarter of 2008. In addition, the total commitment for the unsecured revolving credit facility under the Agreement was reduced from $1.565 billion to (i) $1.409 billion as of the Second Amendment Effective Date and (ii) $1.252 billion on December 31, 2009. Interest on borrowings under the amended credit facility will initially be charged at the applicable index rate plus a new spread of 3.25%, and the unused commitment fee increased to 0.50%. The commitment termination date for the credit facility was also revised from May 16, 2012 to March 31, 2011. As of June 30, 2008, the outstanding balance under the facility was $1.09 billion.

Affiliates of Wachovia, JPMorgan, Citicorp, BB&T, Bank of America, UBS Loan Finance LLC, Morgan Stanley Bank, Credit Suisse, HSBC Bank USA, N.A., Bank of Montreal, Bayerische Hypo-und Vereinsbank AG, Goldman Sachs Credit Partners, L.P., WestLB AG, New York Branch, Regions Bank, SunTrust Bank, Citizens Bank of Pennsylvania, Royal Bank of Canada, Sovereign Bank, and Societe Generale have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, affiliates of these lenders and PNC Bank, National Association, may, from time to time, engage in transactions or perform services for American Capital in the ordinary course of their business.

The foregoing description of the amended credit facility is qualified in its entirety by reference to the full text of the Second Amendment that is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Second Amendment to Credit Agreement, by and among American Capital as the borrower and each of the banks and other financial institutions identified as Lenders therein, dated September 29, 2008.
99.1	Press Release announcing the Second Amendment, issued September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: October 3, 2008	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary